Exhibit 32.1

CERTIFICATION PURSUANT TO RULE 13a-14(b) OR
RULE 15d-14(b) and 18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of eCareer Holdings, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph Azzata, the Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2014	By:	/s/ Joseph Azzata
Joseph Azzata
Chief Executive Officer (Principal Executive Officer) and Principal
Financing and Accounting Officer

The foregoing certification is not deemed filed with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and is not to be incorporated by reference into any filing of eCareer Holdings, Inc. under the Securities Act of 1933, as amended, or the Exchange Act, whether made